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Exhibit 23.1

Consent of independent public accountants

As independent public accountants, we hereby consent to the incorporation of our report incorporated by reference in this Form 10-K, into the Company's previously filed Registration Statement Nos. 333-81494 and 33-75648.

/s/ Arthur Andersen, LLP
Arthur Andersen, LLP

Minneapolis, Minnesota
March 25, 2002

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  Exhibit 23.1